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Contact: Justin Cressall
         Treasurer
         (441) 298-0753



 JOSEPH F. FISHER NAMED EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER OF
                      PLATINUM UNDERWRITERS HOLDINGS, LTD.


HAMILTON, BERMUDA, JUNE 24, 2004 - Platinum Underwriters Holdings, Ltd. (NYSE:
PTP) today announced the appointment of Joseph F. Fisher as Executive Vice President and Chief Financial Officer, effective July 6, 2004.

Mr. Fisher has over 20 years of experience in the property and casualty insurance industry, including serving for the last 9 years as the Chief Financial Officer of the US subsidiary of Royal & Sun Alliance Insurance Group plc ("RSA"), a multinational insurance group. Prior to joining RSA, Mr. Fisher was a partner at Coopers & Lybrand, where he provided audit services to a variety of insurance clients.


Gregory E.A. Morrison, President and Chief Executive Officer of Platinum, said:
"I am very pleased to welcome Joe as Platinum's Chief Financial Officer. Joe has had a very successful career in the insurance industry and brings a wide range of skills and extensive experience to Platinum."


Mr. Fisher remarked: "I am excited about joining the Platinum team and continuing to develop Platinum as a leading property and casualty reinsurer."


Mr. Fisher succeeds William A. Robbie, who will be retiring on November 30,
2004.

About Platinum
--------------
Platinum Underwriters Holdings, Ltd. (NYSE: PTP) is a leading provider of property, casualty and finite risk reinsurance coverages, through reinsurance intermediaries, to a diverse clientele on a worldwide basis. Platinum operates through its principal subsidiaries in Bermuda, the United States and the United Kingdom. The Company has a financial strength rating of "A" (Excellent) from A.M. Best Company, Inc. For further information, please visit Platinum's website at www.platinumre.com.

Safe Harbor Statement Regarding Forward-Looking Statements
----------------------------------------------------------

Management believes certain statements in this press release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as "may," "will," "expect," "project," "estimate," "anticipate," "plan" or "continue." These forward-looking statements are based upon the Company's current plans or expectations and are subject to a number of uncertainties and risks that could significantly affect current plans, anticipated actions and the Company's future financial condition and results. The uncertainties and risks include, but are not limited to, those relating to successfully executing the Company's business strategy; the adequacy of the Company's loss reserves; conducting operations in a competitive environment; conducting operations in foreign countries; dependence upon the availability of key executives and reinsurance brokers; general economic conditions, including the effects of market volatility or a prolonged U.S. or global economic downturn or recession; variations in political, economic or other factors such as currency exchange rates, inflation rates and recessionary or expansive trends; the cyclicality of the property and casualty reinsurance business; tax, legal or regulatory restrictions or limitations applicable to the Company or the property and casualty reinsurance business generally, and changes therein; significant weather-related or other natural


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or human-made disasters, civil unrest or other external factors over which the
Company has no control; and changes in the Company's plans, strategies, objectives, expectations or intentions, which may happen at any time at the Company's discretion. As a consequence, current plans, anticipated actions and future financial condition and results may differ from those expressed in any forward-looking statements made by or on behalf of the Company. Additionally, forward-looking statements speak only as of the date they are made, and the Company assumes no obligation to update or revise any of them in light of new information, future events or otherwise.


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